(Contract No. 1011122002)

Personal Property Pledge Contract (Total Quantity Control Model)

(Selective and Summary Translation)

The Pledgor:        Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

(“Party A”)

Legal Representative: WU Zishen

The Pledgee:        China International Trust and Investment Corporation (CITIC), Hohhot Branch

(“Party B”)

Legal Representative: SUN Xiaofan

Date:	December 23, 2011

Article 1	Master Claim under the Guarantee

The master claim under the guarantee is Party B’s creditor claim in the amount of RMB 120,000,000.00 (One Hundred Twenty Million) under the Master Contract.

Article 2	Term of the Performance Period

Pursuant to the provisions of the Master Contract, the performance period for the master claim is 6 months, from December 23, 2011 to June 22, 2012.

Article 3	Pledged Items

3.1         The Pledged Items provided to Party B are the assets listed in the “List of Pledged Items” attached hereto.

Article 4	Scope of the Pledge Guarantee

4.1          The scope of this guarantee includes debt principal, interest, penalty interest, compound interest, default penalty, damages and all fees and expenses incurred in the realization of the debt claims and the Pledgee’s rights (including but not limited to litigation fees, arbitration fees, attorney fees, traveling expenses, appraisal fees and fees associated with disposition, transfer, preservation, announcement and enforcement).

Article 5	Transfer and Custodianship of the Pledged Items

Party A and Party B both agree that Party B will appoint and entrust [handwritten name of the custodian illegible] as custodian (the “Custodian”) for the Pledged Items; Party A, Party B and the Custodian have entered into “Personal Property Pledge Custodianship Agreement” (agreement number: [handwritten number illegible]), which sets forth the responsibilities and obligations of each of the three parties.

Article 6	Insurance of the Pledged Items

6.1           During the effective period of the pledge, Party A must insure the Pledged Items with an insurance company designated by Party B and must not suspend or cancel the insurance for any reason during the term of the insurance. The term of the insurance must exceed the term of the pledge by ____ months.

6.2           Party A must indicate in the insurance policy that Party B is the primary beneficiary of the policy and, in the event of the occurrence of any covered incident, the insurer must wire the insurance compensation to an account designated by Party B.

6.3           If Party A fails to place insurance pursuant to the above, Party B shall have the right to do so directly for Party A with Party A being responsible for all the fees and premiums.

6.4           The insurance policy must be placed in Party B’s care.

6.5           During the effective period of the pledge, if the value of the Pledged Items decreases for any reason beyond the covered risk event, Party A must provide additional guarantee approved by Party B.

6.6           Party A agrees that Party B shall have the right to use the insurance compensation, if it is received due to the damage or loss of the Pledged Items, in the following manner:

Repay the loan principal and interest and all the fees and expenses associated;

Convert the amount as fixed-period deposit to be used as pledge guarantee for the Master Contract;

Use it to restore or repair the Pledged Items in order to restore the value of the Pledged Items;

Place it in escrow with a third party designated by Party B.

Article 7	Damage Caused by a Third Party

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7.1          During the effective period of the pledge, if the act of a third party causes any decrease in the value of the Pledged Items, all damage compensation received must be deposited into an account designated by Party B and Party A agrees that Party B shall have the right to use such amount in accordance with the provisions of Section 11.2 herein.

7.2          During the effective period of the pledge, if the act of a third party causes any decrease in the value of the Pledged Items, Party A must provide additional guarantee approved by Party B.

Article 8	Realization of the Pledgee’s Right

Upon the occurrence of any of the following, Party B shall have the right to dispose of the Pledged Items:

8.1          Party A fails to perform all or part of its debt obligations under the Master Contract upon the expiration of the term of the loan

8.2          The occurrence of other circumstances in which Party B may realize its creditor claims in advance pursuant to the provisions of the Master Contract.

8.3          Party A’s suspension of operation, going out of business, filing (or being forced to file) for bankruptcy, dissolution, business license being revoked or cancelled.

8.4          Material decrease of the value of the Pledged Items and Party A’s failure to provide additional guarantee approved by Party B.

8.5          Party A’s experience of other events that endanger or harm, or are likely to endanger or harm, Party B’s rights and interests.

8.6          Party A’s failure to perform, or violation of, any of its obligations specified herein.

Party B shall have the right to demand additional compensation if the proceeds from the disposition of the Pledged Items is insufficient.

Article 9	Party A’s Representations and Warranties

9.1          Party A warrants that Party A has the complete, valid and legal ownership and disposition right to the Pledged Items hereunder and is the sole legal owner of such Pledged Items, and there is no joint ownership or pro rata ownership with respect to such Pledged Items.

9.2          Party A warrants that there is no dispute regarding the ownership of such items and no freeze, withholding, pledge or other enforcement action involving such items.

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9.3         Party A fully understands the provisions herein and is providing such guarantee of its own volition.

9.4         The pledge established on the Pledged Items by Party A has been authorized by Party A’s board.

9.5         The pledge will not be subject to any limitation and will not result in any illegal situations.

9.6         All the documents and information provided by Party A in connection with the Pledged Items are valid, truthful, accurate and complete.

Article 10	Party A’s Rights and Obligations

10.1       During the term of the this contract, if there is any major change that may affect Party A’s rights to the Pledged Items, including but not limited to share transfer, reorganization, major financing, sale of assets, acquisition, M&A, spin-off, equity restructuring, joint capital or joint venture or joint operation, contracting or lease, external investment, substantial increase of debt financing, change in the scope of operation and registered capital, bankruptcy or liquidation, that may affect Party B’s rights and interests, Party A must notify Party B promptly.

10.2       During the effective term of this contract, Party A shall not transfer, lease, re-pledge, gift, entrust, remodel or dispose of all or part of the Pledged Items without Party B’s prior written consent.

10.3       If the Pledged Items are affected or are likely to be affected by any harm from a third party, Party A has the obligation to take effective measures to prevent such harm.

10.4       Party A shall not set up any obstacle in the event that Party B exercises its right to dispose of the Pledged Items or attempt to impede or delay such disposition. Party A must provide all necessary assistance at Party B’s request.

10.5       After the Debtor has repaid all the debts under the Master Contract, Party A shall have the right to demand that the pledge hereunder be dissolved.

10.6       Party A shall have the obligation to pay the custodian fee, storage fee, transportation fee, loading/unloading fee, inspection fee, stamp duty and all other fees in connection with the maintenance and management of the Pledged Items in accordance with the provisions provided in the “Personal Property Pledge Custodianship Agreement” between Party A, Party B and the Custodian.

Article 11	Party B’s Rights and Obligations

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11.1       Party B shall have the right to dispose of the Pledged Items in accordance with the provisions herein, if the Debtor fails to perform all or part of its debt obligations upon the expiration of the term of the loan in accordance with the Master Contract.

11.2       If the proceeds from the disposition of the Pledged Items are insufficient to repay all the debts within the scope of the guarantee hereunder, Party B shall have the right to pursue the Debtor in accordance with the law for any insufficient portion; Party B must return the remaining part, if any, to Party A after repayment.

11.3       If Party A fails to pay all the relevant fees in accordance with Section 10.6 herein, Party B shall have the right (but not the obligation) to dispose of the Pledged Items and pay such fees to the Custodian upon receiving the notice from the Custodian on behalf of Party A.

Article 12	Responsibility for Fees

Party A shall be responsible for all the fees (appraisal, certification, insurance, registration, authentication, preservation and storage, etc.) in connection with this contract.

Article 13	Breach and Handling of Breach

During the effective term of this contract, if Party A breaches any provisions in Article 3, Article 5, Article 6, AR7, Article 9 and Article 10 herein, Party B shall have the right to demand Party A to rectify such breach, provide corresponding guarantee, compensate for any loss and shall have the right to dispose of the Pledged Items.

Party A agrees that Party B shall have the right to handle the proceeds from such disposition in accordance with the provisions of Section 11.2 herein.

Article 14	Continuity of the Obligations

All of Party A’s obligations hereunder shall continue and be binding to Party A’s successors, designees, transferees and all surviving entities after merger, reorganization and change of names, and shall not be subject to any dispute, claims, orders from superiors, provisions of Party A’s contracts with other parties, nor shall they be affected by the Debtor’s bankruptcy, insolvency or loss of business qualifications or any other events.

Article 15	Contract Effectuation

This contract shall become effective upon the satisfaction of the following conditions:

15.1       The contract is executed by the respective representatives of both parties.

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15.2       The Custodian and Party A has provided the “List of the Pledged Items” to Party B.

Article 16	Contract Amendment and Dissolution

After the contract has become effective, neither party can modify, change or dissolve this contract without prior consultation and agreement with the other party.

Article 17	Resolution of Dispute

Any dispute that cannot be resolved through consultation between the parties hereto must be resolved through legal action submitted to the people’s court at Party B’s location.

During the course of the litigation or arbitration, all provisions that are not in dispute shall continue to be performed.

Article 18	Others

18.1       If Party B and the Debtor agree to revise some provisions in the Master Contract, except those regarding the extension of the term of the Master Contract or the increase of debt, there is no obligation to obtain Party A’s consent and Party A shall not use this as ground to absolve of its responsibility for guarantee hereunder.

18.2       Other matters not covered herein may be provided in supplemental agreement, which shall have the same legal effect.

18.3       Any provision or content herein that are determined to be invalid shall not affect the validity of any other provision or content herein.

18.4       Any notice sent by Party B to Party A shall be considered received if it is sent by telex, telegram or faxed or received three days after it is posted in registered mail.

18.5       Party A and Party B will each have a copy of this contract.

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[Attachment: List of the Pledged Items]

Party A:	(Seal or Special Business Seal)
/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Legal Representative:/s/ [signature not legible]

Party B:	(Seal or Special Business Seal)
/seal/ China International Trust and Investment Corporation (CITIC),
Hohhot Branch
Legal Representative: /s/ SUN Xiaofan

[Attachment: List of the Pledged Items]

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